UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 24, 2014

STRATEX OIL & GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Echo Lake Road, Watertown, CT	06795
(Address of principal executive offices)	(Zip Code)

860-417-2465
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

As previously set forth in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2013, Stratex Oil & Gas Holdings, Inc. (the “Company”), entered into a Joint Development Agreement dated as of December 3, 2013 (the “Agreement”) with Eagleford Energy, Inc., an Ontario, Canada corporation (“Eagleford”) and its wholly-owned subsidiary, Eagleford Energy, Zavala Inc., a Nevada corporation (“Eagleford Zavala”).  On January 24, 2014, the Company, Eagleford and Eagleford Zavala entered into an amendment to the Agreement (the “First Amendment”), pursuant to which Eagleford Zavala, in exchange for certain commitments made by us therein, accelerated the grant to us of certain undivided interests in its oil and gas lease dated September 1, 2013 covering approximately 2,629 acres in Zavala County, Texas (the “Lease”).  A copy of the First Amendment is attached to this report as Exhibit 10.1 and incorporated herein by reference.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Amendment.

Under the terms of the Lease, the Primary Term of the Lease is currently set to expire on February 28, 2014 but may be extended until March 31, 2014, provided that Eagleford Zavala (the lessee) delivers written notice to the lessors and makes a payment of $30,000 on or prior to February 23, 2014.  The Lease also requires that, prior to the expiration of the Primary Term, lessee shall perform either (i) the hydraulic fracturing (the “frac”) of the Matthews #1H well or (ii) the spudding (the spudding”) of a new well with a targeted depth in a formation capable of producing hydrocarbons. As a result of this requirement, the Company has committed to perform either the frac of the Matthews #1H or the spudding of a new well on or prior to March 31, 2014.  Upon doing so, the Lease will continue thereafter to be held in full force and effect.  In return for this commitment, Eagleford Zavala assigned to the Company, a fifty percent (50%) undivided working interest in, and the exclusive right to operate and develop, the entire 2,629 acres covered by the Lease.  In the event the frac of the Matthews #1H or the spudding of a new well is not performed by the dates set forth above, then the Lease and our working interest therein, will be null and void.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Joint Development Agreement dated January 24, 2014 by and between Eagleford Energy, Inc., Eagleford Energy, Zavala Inc. and Stratex Oil & Gas Holdings, Inc.

99.1	Stratex Oil & Gas Holdings, Inc., Press Release, issued January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: January 27, 2014	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer and Chief Financial Officer